Exhibit 23.3


The Board of Directors
RBS Cards Securitisation Funding Limited
Royal Bank House
71 Bath Street
Jersey
JE4 8PJ

9 November 2005

Our Ref: RJT/APC/LA

Dear Sirs

RE: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated 28 June 2005 relating to the financial statements of RBS Cards Securitisation Funding Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Edinburgh, United Kingdom
9 November 2005

The Board of Directors
Arran Funding Limited
22 Grenville Street
St Helier
Jersey
JE4 8PX

Dear Sirs

RE: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated 9 November 2005 relating to the financial statements of Arran Funding Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Edinburgh, United Kingdom
9 November 2005